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                                                                   Exhibit 99.2



Upcoming CMBS Deal:    GMAC 1999-C2.    Approximate Size: $985MM
Lead Manager: DLJ.   Co-Managers:     DEUTSCHE/GOLDMAN
Approximate Securities Structure to follow.
122 Loans on 158 Mortgaged Properties.

Property Types:    Geography:         Largest Loans:
Retail - 27.5%     NY  - 20.7%        PREIT Port. (Multi) - 108MM, 10.97%
Office - 27.5%     Cal - 19.7%        Queens Ctr. (Retail) - 100MM, 10.17%
Multi  - 25.5%     Fla -  6.9%        Ingram Micro (Office-CTL) - 78MM, 7.4%
Hospit -  5.5%     Pa  -  6.3%        Palmer Ctr. (Office) - 54MM, 5.47%
Other  -  4.8%     Co  -  5.4%        Squaw Peak (Office) - 36MM, 3.66%
                   Oth - 41.0%        Red Rose (Retail) - 2.88%
                                      TOP TEN: 502MM, 50.99%, 72.12(LTV)
** REDS MAILED ON MONDAY 5/10.           TERM SHEET AVAL LATER TODAY**
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This has been prepared solely for informational purposes, it is not an offer, recommendation or solicitation to buy or sell, nor is it an official confirmation of terms. It is based on information generally available to the public from sources believed to be reliable. No representation is made that it is accurate or complete or that any returns indicated will be achieved. Changes to assumptions may have a material impact on any returns detailed. Past performance is not indicative of future returns. Price and availability are subject to change without notice. Additional information is available upon request.

Copyright  1999 BLOOMBERG L.P.  Frankfurt: 69-920610  Hong Kong: 2-977-6000
London: 171-330-7500  New York: 212-318-2000  Princeton: 609-279-3000
Singapore: 226-3000  Sydney: 2-9777-8686  Tokyo: 3-3201-8900
Sao Paulo: 11-3048-6500

                                                 C158-405-10 06-May-99 14:20:13